Registration Statement No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

First Potomac Realty Trust
(Exact name of registrant as specified in its charter)

Maryland	37-1470730
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
7600 Wisconsin Avenue, 11th Floor
Bethesda, Maryland 20814
(Address of principal executive offices including zip code)
First Potomac Realty Trust 2009 Equity Compensation Plan
(Full title of the plan)
Joel F. Bonder
Executive Vice President and General Counsel
First Potomac Realty Trust
7600 Wisconsin Avenue, 11th Floor
Bethesda, Maryland 20814
(301) 986-9200
(Name and address, including zip code, and telephone number, including area code, of agent for service)
Copy to:
Edward W. Elmore, Jr.
Hunton & Williams LLP
Riverfront Plaza, East Tower
951 East Byrd Street
Richmond, Virginia 23219
(804) 788-7336
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.
Large Accelerated Filer ☐	Accelerated Filer ☑	Non-Accelerated Filer ☐ (Do not check if smaller reporting company)	Smaller reporting company ☐
CALCULATION OF REGISTRATION FEE

		Proposed maximum	Proposed maximum
Title of securities	Amount to be	offering price	aggregate	Amount of
to be registered	registered(1)(2)	per share(3)	offering price(3)	registration fee
Common shares of beneficial interest, $0.001 par value per share	650,000 shares	$9.91	$6,441,500	$360

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover an indeterminate number of additional common shares of beneficial interest (“common shares”) that become issuable under the First Potomac Realty Trust 2009 Equity Compensation Plan (the “Plan”) by reason of any stock dividend, stock split, recapitalization, or other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant’s outstanding common shares.

(2)	Includes 335,262 restricted common shares issued by the Registrant on May 21, 2009 pursuant to the Plan.

(3)	Estimated solely for the purpose of computing the registration fee. In accordance with Rules 457(c) and 457(h) under the Securities Act, the maximum offering price per share and maximum aggregate offering price shown are based upon the average of the high and low sales prices reported for the Registrant’s common shares on the New York Stock Exchange on August 11, 2009, which was $9.91 per share.

EXPLANATORY NOTE
     First Potomac Realty Trust has prepared this registration statement (this “Registration Statement”) in accordance with the requirements of Form S-8 under the Securities Act of 1933, as amended, or Securities Act, to register up to an aggregate of 650,000 common shares of beneficial interest, $0.001 par value per share, or common shares, under its 2009 Equity Compensation Plan (the “2009 Plan”). This Registration Statement also includes a reoffer prospectus that has been prepared in accordance with Instruction C of Form S-8 and the requirements of Part I of Form S-3 under the Securities Act. The reoffer prospectus may be used for reoffers and resales on a continuous or delayed basis in the future of up to an aggregate of 335,262 common shares, which may constitute “control securities” and/or “restricted securities” which were issued pursuant to the 2009 Plan on May 21, 2009 to each of the selling shareholders listed under the caption “Selling Shareholders” below.
     The reoffer prospectus does not contain all of the information included in this Registration Statement, certain items of which are contained in schedules and exhibits to this Registration Statement, as permitted by the rules and regulations of the Securities and Exchange Commission. Statements contained in this reoffer prospectus as to the contents of any agreement, instrument or other document referred to are not necessarily complete. With respect to each such agreement, instrument or other document filed as an exhibit to this Registration Statement, we refer you to the exhibit for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by this reference.
     Unless the context otherwise requires, “us,” “we,” “our” or words of similar import, refer to First Potomac Realty Trust and its subsidiaries.

REOFFER PROSPECTUS
335,262 COMMON SHARES OF BENEFICIAL INTEREST
FIRST POTOMAC REALTY TRUST

     This reoffer prospectus relates to an aggregate of up to 335,262 of our common shares of beneficial interest, $.001 par value per share, or common shares, that may be offered and resold from time to time by the selling shareholders identified in this reoffer prospectus for their own accounts. The shares described in this reoffer prospectus were issued pursuant to our 2009 Equity Compensation Plan prior to the time at which the registration statement, of which this reoffer prospectus is a part, became effective with the Securities and Exchange Commission, or SEC. This reoffer prospectus has been prepared for the purpose of registering the shares under the Securities Act of 1933, as amended, or the Securities Act, to allow for future sales by the selling shareholders, on a continuous or delayed basis, to the public without restriction. All of the selling shareholders are current, trustees, officers or employees of our company.
     The selling shareholders may sell their common shares from time to time in one or more transactions on the New York Stock Exchange, or NYSE, or on any stock exchange on which our common shares may be listed at the time of sale, in privately negotiated transactions, or through a combination of such methods, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at fixed prices (which may be changed) or at negotiated prices. We will receive no part of the proceeds from sales made under this reoffer prospectus. The selling shareholders will bear all sales commissions and similar expenses. Any other expenses incurred by us in connection with the registration and offering not borne by the selling shareholders will be borne by us.
     The selling shareholders and any brokers executing selling orders on their behalf may be deemed to be “underwriters” within the meaning of the Securities Act, in which event commissions received by such brokers may be deemed to be underwriting commissions under the Securities Act.
     Our common shares are listed on the NYSE under the symbol “FPO.” On August 14, 2009, the last reported price of our common shares on such market was $10.40 per share. Our principal offices are located at 7600 Wisconsin Avenue, 11th Floor, Bethesda, Maryland 20814.

     Investing in our common shares involves risks. See “Risk Factors” beginning on page 10 of our Annual Report on Form 10-K for the year ended December 31, 2008, page 42 of our Quarterly Report on Form 10-Q for the quarter ended March 31, 2009, and page 42 of our Quarterly Report on Form 10-Q for the quarter ended June 30, 2009, each of which is incorporated herein by reference, for certain risk factors relevant to an investment in our common shares.
     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 17, 2009.

     You should rely only on the information contained in this document or to which we have referred you. Neither we nor the selling shareholders have authorized anyone to provide you with different or additional information. This document may only be used where it is legal to sell these securities. The information in this document may only be accurate on the date of this document. You should not assume that the information in the prospectus, or incorporated herein by reference, or in any prospectus supplement is accurate as of any date other than the date on the front of those documents.

i

OUR COMPANY
     We are a self-managed, self-administered real estate investment trust, or REIT, that focuses on owning, developing, redeveloping and operating industrial properties and business parks in the Washington, D.C. metropolitan area and other major markets in Virginia and Maryland. As of June 30, 2009, our portfolio totaled approximately 12 million square feet and our properties were 86.5% occupied by 594 tenants. Our largest tenant is the U.S. Government. We derive substantially all of our revenue from leases of space within our properties. We have elected to be taxed as a REIT under the Internal Revenue Code of 1986, as amended.
     We seek to acquire or redevelop properties that can benefit from active property management to increase their profitability and value. Our portfolio primarily contains a mix of single-tenant and multi-tenant industrial properties and business parks. Industrial properties generally are used as warehouse, distribution and manufacturing facilities, while business parks combine office building features with industrial property space.
     We own our properties and conduct substantially all of our operations through our operating partnership, First Potomac Realty Investment Limited Partnership. As the sole general partner of our operating partnership, we have the power to manage and conduct our operating partnership’s business, subject to certain limitations described in the partnership agreement of our operating partnership. As of June 30, 2009, we owned a 97.3% interest in our operating partnership. The remaining interests in the operating partnership are owned by limited partners, including certain of our executive officers and trustees, who contributed properties and other assets to our operating partnership in exchange for limited partnership units.
     Our executive offices are located at 7600 Wisconsin Avenue, 11th Floor, Bethesda, Maryland 20814, and our telephone number is (301) 986-9200. We maintain a website at http://www.first-potomac.com. The information on our website does not constitute a part of this reoffer prospectus.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
     This reoffer prospectus includes and incorporates by reference forward-looking statements that are subject to risks and uncertainties. These forward-looking statements are made in accordance with Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and include information about possible or assumed future results of our business, financial condition, liquidity, results of operations, plans and objectives. Statements regarding the following subjects are forward-looking by their nature:
•	our business strategy;

•	our projected operating results;

•	our ability to obtain future financing arrangements;

•	estimates relating to our ability to make distributions to our shareholders in the future;

•	our understanding of our competition;

•	market trends;

•	pending acquisitions of properties; and

•	projected capital expenditures.
     The forward-looking statements are based on our beliefs, assumptions and expectations of our future performance. These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to us. If a change occurs, our business, financial condition, liquidity and results of operations may vary materially from those expressed in our forward-looking statements. You should carefully consider these risks before you make an investment decision with respect to our common shares, along with the following factors that could cause actual results to vary from our forward-looking statements:
•	the factors referenced below in this reoffer prospectus under the section captioned “Risk Factors”;

•	general volatility of the capital markets and the market price of our common shares;

•	changes in our business strategy;

•	availability, terms and deployment of capital;

•	availability of qualified personnel;

•	changes in our industry, interest rates or the general economy;

•	the degree and nature of our competition;

•	defaults in the performance of lease terms by our tenants;

•	the financial condition of our tenants, including the extent of tenant bankruptcies or defaults;

•	risk of our tenants not renewing their leases;

•	the concentration of leases with our single largest tenant, the U.S. Government;

•	our continued qualification as a REIT;

•	risks relating to real estate ownership and development; and

•	risks associated with use of leverage to acquire properties.
     When we use the words “believe,” “expect,” “anticipate,” “estimate” or similar expressions, we intend to identify forward-looking statements. You should not place undue reliance on these forward-looking statements.
     There are a number of risk factors associated with the conduct of our business, and the risks listed above or discussed in the section entitled “Risk Factors” on page 4 of this reoffer prospectus, on page 10 of our Annual Report on Form 10-K for the year ended December 31, 2008, on page 42 of our Quarterly Report on Form 10-Q for the quarter ended March 31, 2009, on page 42 of our Quarterly Report on Form 10-Q for the quarter ended June 30, 2009 and in the documents incorporated by reference may not be exhaustive. New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect us. All forward-looking statements should be reviewed with caution. Except to the extent required by applicable law, we undertake no obligation to, and do not intend to, update any forward-looking statements, the factors listed above or the matters discussed or referenced below in the section entitled “Risk Factors,” or to publicly announce the results of any revisions to any of the forward-looking statements contained herein to reflect future events or developments.

RISK FACTORS
     Investing in our company involves various risks, including the risk that you might lose your entire investment. Any one of the risk factors discussed, or other factors, could cause actual results to differ materially from expectations and could adversely affect our profitability. These risks are interrelated, and you should treat them as a whole. These risks described are not the only risks that may affect us. Additional risks and uncertainties not presently known to us or not identified, may also materially and adversely affect our business, financial condition, results of operations and ability to make distributions to our shareholders. Before making an investment decision, you should carefully consider all of the risks described in “Item 1A. Risk Factors” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2008, our Quarterly Report on Form 10-Q for the quarter ended March 31, 2009 and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2009 and any risk factors included in our subsequent SEC filings incorporated by reference herein, in addition to the other information contained or incorporated by reference in this reoffer prospectus. In connection with the forward-looking statements that appear in this reoffer prospectus, you should also carefully review the cautionary statements referred to in “Special Note Regarding Forward-Looking Statements” on page 2 of this reoffer prospectus.
USE OF PROCEEDS
     We will not receive any proceeds from the sale of shares of our common shares by the selling shareholders.

SELLING SHAREHOLDERS
     This reoffer prospectus relates to the reoffer or resale of common shares of our company that were acquired by the selling shareholders pursuant to the grant of restricted share awards under our 2009 Equity Compensation Plan. Each selling stockholder will receive all of the net proceeds from the sale of his or her shares covered by this reoffer prospectus.
     The following table identifies the selling shareholders and sets forth (i) the number of common shares outstanding that are beneficially owned by such selling shareholder prior to the date of this offering and as of the date of this reoffer prospectus, (ii) the number of shares that may be offered by such selling shareholder under this reoffer prospectus and (iii) the number of shares that will be owned by such selling shareholder and the percentage of common shares outstanding that such shares will represent assuming the sale of all of the shares upon completion of this offering.
     Because the selling shareholders may sell all, some or none of the shares that they hold and because the number of shares outstanding may increase or decrease, we have estimated the amounts and percentages of shares that the selling shareholders will hold after completion of this offering by assuming that (i) the beneficial shareholders will not acquire the beneficial ownership of any additional shares, (ii) the selling shareholders will dispose of only shares offered under this reoffer prospectus prior to completion of this offering, and (iii) the selling shareholders will sell all of the shares offered by this reoffer prospectus.

	Number of Shares		Number of Shares	Percentage of Shares
	Beneficially Owned	Number of Shares	Beneficially Owned	Beneficially Owned
Selling Shareholder	Prior to Offering(1)	Being Registered	Following Offering(1)	Following Offering(2)
Douglas J. Donatelli (3)	550,658	75,582	475,076	1.7%
Nicholas R. Smith (4)	322,780	52,326	270,454	1.0%
Barry H. Bass (5)	236,504	49,419	187,085	*
James H. Dawson (6)	223,893	49,419	174,474	*
Joel F. Bonder (7)	135,140	34,884	100,256	*
Michael H. Comer (8)	73,461	14,535	58,926	*
Timothy M. Zulick (9)	51,350	8,721	42,629	*
Tony Beck (10)	13,244	5,814	7,430	*
Mary Wacker (10)	14,119	5,814	8,305	*
Matt Wilson (10)	16,056	5,814	10,242	*
John Sadlik (10)	13,376	5,814	7,562	*
Robert H. Arnold (11)	22,968	4,520	18,448	*
Richard B. Chess (11)	14,520	4,520	10,000	*
J. Roderick Heller, III (11)	22,520	4,520	18,000	*
R. Michael McCullough (11)	18,011	4,520	13,491	*
Alan G. Merten (11)	11,487	4,520	6,967	*
Terry L. Stevens (11)	15,200	4,520	10,680	*

*	Less than 1%

(1)	Pursuant to the rules of the SEC, any common shares of our company for which a person has the right to acquire within 60 days after August 13, 2009 pursuant to the exercise of stock options or any other right are deemed to be outstanding for the purpose of computing the percentage ownership of such person but are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

(2)	The percentage of beneficial ownership shown in the table is based on 28,643,090 common shares of beneficial interest issued and outstanding as of August 7, 2009.

(3)	Mr. Donatelli is a founder of our company and has served as the chairman of our board of directors since May 2008 and chief executive officer and trustee of our company since our predecessor’s founding in 1997. Mr. Donatelli is a cousin of Mr. Smith.

(4)	Mr. Smith is a founder of our company and has served as executive vice president and chief investment officer since the founding of our predecessor in 1997. Mr. Smith is a cousin of Mr. Donatelli.

(5)	Mr. Bass has served as senior vice president and chief financial officer since joining our predecessor in June 2002 and was appointed executive vice president in February 2005.

(6)	Mr. Dawson has served as senior vice president and chief operating officer since 1998 and was elected executive vice president in February 2005.

(7)	Mr. Bonder has served as executive vice president, general counsel and secretary since January 2005.

(8)	Mr. Comer has served as our vice president and chief accounting officer since August 2003 and was appointed senior vice president in February 2005.

(9)	Mr. Zulick has served as our senior vice president, leasing since August 2004.

(10)	Each individual is a current employee of First Potomac Management LLC and has been employed by us as follows: Mr. Beck (since October 2006); Ms. Wacker (since February 2005); Mr. Wilson (since March 2007); and Mr. Sadlik (since July 2005).

(11)	Each individual has served as a non-employee trustee of our company since our initial public offering in October 2003, except for Dr. Merten, who joined our board of trustees in October 2005.
PLAN OF DISTRIBUTION
     This reoffer prospectus covers the resale of our common shares by the selling shareholders named in this reoffer prospectus and their pledgees, donees, assignees and other successors in interest. The common shares offered by the selling shareholders have been issued to them by us pursuant to our 2009 Equity Compensation Plan. These common shares have been issued to the selling shareholders pursuant to an exemption from the registration provisions of the Securities Act. We are registering the common shares to which this prospectus relates to provide the holders thereof with freely tradable securities, but registration of these shares does not necessarily mean that any of these shares will be offered or sold by the selling shareholders. The selling shareholders may sell their common shares from time to time in one or more transactions on the NYSE or on any stock exchange on which our common shares may be listed at the time of sale, in privately negotiated transactions, or through a combination of such methods, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at fixed prices (which may be changed) or at negotiated prices. The selling shareholders may use the following methods when selling common shares:
•	ordinary brokerage transactions and transactions in which the broker dealer solicits purchasers;

•	block trades in which the broker dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker dealer as principal and resale by the broker dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	broker dealers may agree with the selling shareholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.
     The selling shareholders may engage in short sales of the common shares and deliver common shares to close out their short positions. The selling shareholders may also enter into put or call options or other transactions with broker-dealers or others which require delivery to those persons of common shares covered by this reoffer prospectus.
     Brokers, dealers or other agents participating in the distribution of the common shares may receive compensation in the form of discounts or commissions from the selling shareholders, as well as the purchaser if they act as agent for the purchaser. The discount or commission in a particular transaction could be more than the customary amount. We know of no existing arrangements between the selling shareholders and any underwriter, broker, dealer or agent relating to the sale or distribution of the common shares.
     The selling shareholders and any brokers or dealers that participate in the sale of the common shares may be deemed to be “underwriters” within the meaning of the Securities Act. It is the position of the SEC that a registered broker-dealer that is a selling shareholder is presumed to be an underwriter. Any discounts, commissions or other compensation received by these persons and any profit on the resale of the common shares by them as principals might be deemed to be underwriters’ compensation. The selling shareholders may agree to indemnify any broker, dealer or agent that participates in the sale of the common shares against various liabilities, including liabilities under the Securities Act.
     At the time a particular offer of common shares is made by a selling shareholder, to the extent required, we will file a supplement to this reoffer prospectus which identifies the number of common shares being offered, the name of the selling shareholders, the name of any participating broker or dealer, the amount of discounts and commissions, and any other material information.
     The selling shareholders and any other person participating in a distribution will be subject to the applicable provisions of the Exchange Act and its rules and regulations. For example, the anti-manipulative provisions of Regulation M may limit the ability of the selling shareholders or others to engage in stabilizing and other market making activities.
     This offering will terminate upon the earlier of:
•	the date that all of the common shares under this prospectus may be sold in accordance with Rule 144 under the Securities Act; or

•	the date on which all shares offered hereby have been sold by the selling shareholders.
     The selling shareholders may from time to time pledge or grant a security interest in some or all of the shares of beneficial interest owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of beneficial interest from time to time under this reoffer prospectus or other applicable provision of the Securities Act. The selling shareholders also may transfer the shares in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this reoffer prospectus.
     We will not receive any of the proceeds from the sale of the common shares by the selling shareholders. The selling shareholders will bear all sales commissions and similar expenses. Any other expenses incurred by us in connection with the registration and offering not borne by the selling shareholders will be borne by us.

     In order to comply with some states’ securities laws, if applicable, the common shares will be sold in those states only through registered or licensed brokers or dealers. In addition, in some states the common shares may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification is available and is satisfied.
INCORPORATION OF INFORMATION FILED WITH THE SEC
     The SEC allows us to “incorporate by reference” into this reoffer prospectus the information we file with the SEC, which means that we can disclose important business, financial and other information to you by referring you to other documents separately filed with the SEC. All information incorporated by reference is part of this reoffer prospectus. Any statement contained in a document which is incorporated by reference in this reoffer prospectus is automatically updated and superseded if information contained in this reoffer prospectus or information we later file with the SEC modifies or replaces that information.
     We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, unless specifically stated otherwise, prior to completion of the offering of common shares described in this reoffer prospectus.
•	The Company’s Annual Report on Form 10-K for the year ended December 31, 2008, filed with the SEC on March 9, 2009.

•	The Company’s Quarterly Report on Form 10-Q for the three months ended March 31, 2009, filed with the SEC on May 8, 2009.

•	The Company’s Quarterly Report on Form 10-Q for the three months ended June 30, 2009, filed with the SEC on August 7, 2009.

•	The Company’s Current Reports on Form 8-K filed with the SEC on January 30, 2009, May 27, 2009 and June 3, 2009.

•	The description of the Company’s common shares set forth under the caption “Description of Capital Shares” in the Registration Statement on Form S-3 (File No. 333-153090) filed under the Securities Act on August 19, 2008.
     To obtain a free copy of any of the documents incorporated by reference in this reoffer prospectus (other than exhibits, unless they are specifically incorporated by reference in the document) please contact us at:
First Potomac Realty Trust
7600 Wisconsin Avenue
Bethesda, Maryland 20814
(301) 986-9200
     Our SEC filings also are available on our Internet website at http://www.first-potomac.com. The information on our website is not, and you must not consider the information to be, a part of this reoffer prospectus.

WHERE YOU CAN FIND MORE INFORMATION
     We file annual, quarterly and other periodic reports, proxy statements and other information with the SEC. You may read and copy any reports, statements, or other information we file with the SEC at its public reference room located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. Our filings are also available to the public on the Internet, through a website maintained by the SEC at http://www.sec.gov. In addition, you can inspect and copy reports, proxy statements and other information concerning First Potomac Realty Trust at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005, on which our common shares (symbol: “FPO”) are listed.
LEGAL MATTERS
     Certain matters with respect to the validity of the shares of beneficial interest offered by this prospectus will be passed upon for us by our counsel, Hunton & Williams LLP.
EXPERTS
     The consolidated financial statements of First Potomac Realty Trust and subsidiaries as of December 31, 2008 and 2007, and for each of the years in the three-year period ended December 31, 2008 and the related financial statement schedule of real estate and accumulated depreciation as of December 31, 2008, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2008, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
     The document(s) containing the information specified in this Part I will be sent or given to participants under the First Potomac Realty Trust 2009 Equity Compensation Plan as specified by Rule 428(b)(1) under the Securities Act. In accordance with the “Note” to Part I of Form S-8, such documents will not be filed with the SEC either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 promulgated under the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
     The following documents filed by the Company with the SEC are incorporated herein by reference and made a part hereof:
•	The Company’s Annual Report on Form 10-K for the year ended December 31, 2008, filed with the SEC on March 9, 2009.

•	The Company’s Quarterly Report on Form 10-Q for the three months ended March 31, 2009, filed with the SEC on May 8, 2009.

•	The Company’s Quarterly Report on Form 10-Q for the three months ended June 30, 2009, filed with the SEC on August 7, 2009.

•	The Company’s Current Reports on Form 8-K filed with the SEC on January 30, 2009, May 27, 2009 and June 3, 2009.

•	The description of the Company’s common shares set forth under the caption “Description of Capital Shares” in the Registration Statement on Form S-3 (File No. 333-153090) filed under the Securities Act on August 19, 2008.
     All documents subsequently filed with the SEC by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that is incorporated by reference herein modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Item 4. Description of Securities.
     Not Applicable.
Item 5. Interests of Named Experts and Counsel.
     Not Applicable.

Item 6. Indemnification of Directors and Officers.
     Maryland law permits a Maryland real estate investment trust to indemnify its present and former trustees and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the trustee or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was a result of active and deliberate dishonesty, (b) the trustee or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the trustee or officer had reasonable cause to believe that the act or omission was unlawful. However, a real estate investment trust may not indemnify an officer or trustee for (y) an adverse judgment in a suit by or in the right of the real estate investment trust in which the officer or trustee was adjudged liable to the real estate investment trust or (z) with respect to any proceeding charging improper personal benefit if the officer or trustee was adjudged to be liable for an improper personal benefit, unless in either case a court orders indemnification and then only for expenses.
     The Company’s declaration of trust permits it, to the maximum extent permitted by Maryland law, to obligate itself to indemnify and to pay or reimburse reasonable expenses as such expenses are incurred, to (a) any shareholder, trustee, officer, employee or agent of the Company or (b) any individual who, while a shareholder, trustee, officer, employee or agent of the Company and at the Company’s request, serves or has served another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a shareholder, trustee, officer, employee or agent, from all claims and liabilities to which such person may become subject by reason of his status as a shareholder, trustee, officer, employee or agent of the Company.
     The Company’s bylaws obligate it, to the maximum extent permitted by Maryland law, to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to:
•	any current or former shareholder, trustee, officer, employee or agent of the Company or any individual who, while a shareholder, trustee, officer, employee or agent of the Company and at the Company’s request, serves or has served another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a shareholder, trustee, officer, employee or agent, who have been successful, on the merits or otherwise, in the defense of a proceeding to which that individual was made a party by reason of such status, against reasonable expenses incurred in connection with the proceeding;

•	any current or former trustee or officer against any claim or liability to which that trustee or officer may become subject by reason of such status unless it is established that (i) the individual’s act or omission was committed in bad faith or was the result of active and deliberate dishonesty; (ii) the individual actually received an improper personal benefit in money, property or services; or (iii) in the case of a criminal proceeding, the trustee or officer had reasonable cause to believe that the act or omission was unlawful; and

•	any current or former shareholder against any claim or liability to which that individual may become subject by reason of such person’s status as a shareholder or former shareholder of the Company.
     The Company’s declaration of trust and bylaws also permit it to indemnify and advance expenses to any person who served a predecessor of the Company in any of the capacities described above and to any employee or agent of the Company or a predecessor of the Company.

     Prior to reimbursement of expenses by the Company in advance of the final disposition of an action, the Company’s bylaws and Maryland law require a trustee or officer to provide (i) written affirmation of a good faith belief that the individual has met the applicable standard of conduct necessary for indemnification and (ii) a written undertaking to repay the amount paid or reimbursed by the Company if it shall ultimately be determined that the applicable standard of conduct was not met. The bylaws provide that no amendment, repeal or adoption will affect the applicability of the indemnification provisions as to acts or failures to act which occurred before the date of amendment, repeal or adoption. Additionally, the Company may provide to trustees, officers and shareholders such other and further indemnification or payment or reimbursement of expenses as may be permitted by Maryland law, as in effect from time to time, for directors of Maryland corporations.
Item 7. Exemption from Registration Claimed.
     Not Applicable.
Item 8. Exhibits.

Exhibit
No.	Description
4.1	First Potomac Realty Trust First Amended and Restated Declaration of Trust (incorporated herein by reference to Exhibit 3.1 to Amendment No. 3 to the Company’s Registration Statement on Form S-11 filed on October 1, 2003).
4.2	First Potomac Realty Trust Amended and Restated Bylaws (incorporated herein by reference to Exhibit 3.2 to Amendment No. 3 to the Company’s Registration Statement on Form S-11 filed on October 1, 2003).
4.3	Amended and Restated Agreement of Limited Partnership of First Potomac Realty Investment, L.P. dated September 15, 2004 (incorporated herein by reference to Exhibit 3.3 to Amendment No. 3 to the Company’s Registration Statement on Form S-11 filed on October 1, 2003).
4.4	Form of First Potomac Realty Investment Limited Partnership 6.41% Senior Notes, Series A, due 2013 (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on June 23, 2006).
4.5	Form of First Potomac Realty Investment Limited Partnership 6.55% Senior Notes, Series B, due 2016 (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed on June 23, 2006).
4.6	Note Purchase Agreement by and among the Registrant, First Potomac Realty Investment Limited Partnership and the several Purchasers listed on the signature pages thereto, dated as of June 22, 2006 (incorporated by reference to Exhibit 4.3 to the Company’s Current Report on Form 8-K filed on June 23, 2006).
4.7	Trust Guaranty, entered into by the Registrant, dated as of June 22, 2006 (incorporated by reference to Exhibit 4.4 to the Company’s Current Report on Form 8-K filed on June 23, 2006).
4.8	Subsidiary Guaranty, dated as of June 22, 2006 (incorporated by reference to Exhibit 4.5 to the Company’s Current Report on Form 8-K filed on June 23, 2006).
4.9	Indenture, dated as of December 11, 2006, by and among First Potomac Realty Investment Limited Partnership, the Registrant, as Guarantor, and Wells Fargo Bank, National Association, as Trustee (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on December 12, 2006).
4.10	Form of First Potomac Realty Investment Limited Partnership 4.0% Exchangeable Senior Note due 2011 (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed on December 12, 2006).
5.1	Opinion of Hunton & Williams LLP as to the legality of the securities being registered.*

Exhibit
No.	Description
10.1	First Potomac Realty Trust 2009 Equity Compensation Plan (incorporated by reference from Exhibit A to the Company’s Definitive Proxy Statement, filed on April 8, 2009).
23.1	Consent of KPMG LLP.*
23.2	Consent of Hunton & Williams LLP (included as Exhibit 5.1).*
24.1	Power of Attorney (included on signature page).*

*	Filed herewith.
Item 9. Undertakings.
     (a) The undersigned registrant hereby undertakes:
          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act,
               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the law or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement,
               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement, provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the Company pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.
          (2) That for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that for purposes of determining any liability under the Securities Act, each filing of the Company’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.
     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland, on this 17th day of August, 2009.

First Potomac Realty Trust (Registrant)
By:	/s/ Barry H. Bass
Barry H. Bass
Executive Vice President and Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated. Each of the trustees of First Potomac Realty Trust whose signature appears below hereby appoints Barry H. Bass and Joel F. Bonder, and each of them individually, as his attorney-in-fact to sign in his name and behalf, in any and all capacities stated below, and to file with the Securities and Exchange Commission any and all amendments, including post-effective amendments, to this registration statement, making such changes in the registration statement as appropriate, and generally to do all such things in their behalf in their capacities as trustees and/or officers to enable First Potomac Realty Trust to comply with the provisions of the Securities Act of 1933, and all requirements of the Securities and Exchange Commission.

Signature	Title	Date

/s/ Douglas J. Donatelli Douglas J. Donatelli	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	August 17, 2009

/s/ Barry H. Bass Barry H. Bass	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	August 17, 2009

/s/ Michael H. Comer Michael H. Comer	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	August 17, 2009

/s/ Robert H. Arnold Robert H. Arnold	Trustee	August 17, 2009

/s/ Richard B. Chess Richard B. Chess	Trustee	August 17, 2009

/s/ J. Roderick Heller J. Roderick Heller	Trustee	August 17, 2009

/s/ R. Michael McCullough R. Michael McCullough	Trustee	August 17, 2009

/s/ Alan G. Merten Alan G. Merten	Trustee	July 21, 2009

/s/ Terry L. Stevens Terry L. Stevens	Trustee	August 17, 2009

EXHIBIT INDEX

Exhibit
No.	Description
4.1	First Potomac Realty Trust First Amended and Restated Declaration of Trust (incorporated herein by reference to Exhibit 3.1 to Amendment No. 3 to the Company’s Registration Statement on Form S-11 filed on October 1, 2003).
4.2	First Potomac Realty Trust Amended and Restated Bylaws (incorporated herein by reference to Exhibit 3.2 to Amendment No. 3 to the Company’s Registration Statement on Form S-11 filed on October 1, 2003).
4.3	Amended and Restated Agreement of Limited Partnership of First Potomac Realty Investment, L.P. dated September 15, 2004 (incorporated herein by reference to Exhibit 3.3 to Amendment No. 3 to the Company’s Registration Statement on Form S-11 filed on October 1, 2003).
4.4	Form of First Potomac Realty Investment Limited Partnership 6.41% Senior Notes, Series A, due 2013 (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on June 23, 2006).
4.5	Form of First Potomac Realty Investment Limited Partnership 6.55% Senior Notes, Series B, due 2016 (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed on June 23, 2006).
4.6	Note Purchase Agreement by and among the Registrant, First Potomac Realty Investment Limited Partnership and the several Purchasers listed on the signature pages thereto, dated as of June 22, 2006 (incorporated by reference to Exhibit 4.3 to the Company’s Current Report on Form 8-K filed on June 23, 2006).
4.7	Trust Guaranty, entered into by the Registrant, dated as of June 22, 2006 (incorporated by reference to Exhibit 4.4 to the Company’s Current Report on Form 8-K filed on June 23, 2006).
4.8	Subsidiary Guaranty, dated as of June 22, 2006 (incorporated by reference to Exhibit 4.5 to the Company’s Current Report on Form 8-K filed on June 23, 2006).
4.9	Indenture, dated as of December 11, 2006, by and among First Potomac Realty Investment Limited Partnership, the Registrant, as Guarantor, and Wells Fargo Bank, National Association, as Trustee (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on December 12, 2006).
4.10	Form of First Potomac Realty Investment Limited Partnership 4.0% Exchangeable Senior Note due 2011 (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed on December 12, 2006).
5.1	Opinion of Hunton & Williams LLP as to the legality of the securities being registered.*
10.1	First Potomac Realty Trust 2009 Equity Compensation Plan (incorporated by reference from Exhibit A to the Company’s Definitive Proxy Statement, filed on April 8, 2009).
23.1	Consent of KPMG LLP.*
23.2	Consent of Hunton & Williams LLP (included as Exhibit 5.1).*
24.1	Power of Attorney (included on signature page).*

*	Filed herewith.